As filed with the Securities and Exchange Commission on September 16, 1999
                               Registration No. 333-
--------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                --------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                --------------------

                          SCIENTIFIC LEARNING CORPORATION
               (Exact name of registrant as specified in its charter)

           DELAWARE                                    94-3234458
   (State of Incorporation)               (I.R.S. Employer Identification No.)


                                --------------------

                         1995 UNIVERSITY AVENUE, SUITE 400
                                 BERKELEY, CA 94704
                      (Address of principal executive offices)

                                --------------------

                             1999 EQUITY INCENTIVE PLAN
                   1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                         1999 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the plans)

                                 SHERYLE J. BOLTON
                              CHIEF EXECUTIVE OFFICER
                         1995 UNIVERSITY AVENUE, SUITE 400
                                 BERKELEY, CA 94704
                                   (510) 665-9700
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                                --------------------

                                     Copies to:
                              JEFFREY S. ZIMMAN, ESQ.
                                 COOLEY GODWARD LLP
                           ONE MARITIME PLAZA, 20TH FLOOR
                              SAN FRANCISCO, CA 94111
                                   (415) 693-2000

                                --------------------

                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                                  PROPOSED
                                                                  MAXIMUM
                              AMOUNT TO     PROPOSED MAXIMUM     AGGREGATE       AMOUNT OF
  TITLE OF SECURITIES TO BE       BE         OFFERING PRICE    OFFERING PRICE  REGISTRATION
         REGISTERED           REGISTERED     PER SHARE (1)          (1)             FEE
--------------------------------------------------------------------------------------------
 Shares of Common Stock,        1,546,304        $4.86(1)(a)    $7,515,037.40     $2,089.18
 par value $.001 per share,
 issuable pursuant to
 outstanding options under
 the 1999 Equity Incentive
 Plan
--------------------------------------------------------------------------------------------
 Shares of Common Stock,          353,973      $19.125(1)(b)    $6,769,733.60     $1,881.99
 par value $.001 per share,
 reserved for future grant
 under the 1999 Non-Officer
 Equity Incentive Plan
--------------------------------------------------------------------------------------------
 Shares of Common Stock,            5,000       $16.00(1)(a)       $80,000.00        $22.24
 par value $.001 per share,
 issuable pursuant to
 outstanding options under
 the 1999 Non-Employee
 Directors Stock Option
 Plan
--------------------------------------------------------------------------------------------
 Shares of Common Stock,           70,000      $19.125(1)(b)    $1,338,750.00       $372.17
 par value $.001 per share,
 reserved for future grant
 under the 1999 Non-
 Employee Directors Stock
 Option Plan
--------------------------------------------------------------------------------------------
 Shares of Common Stock,          350,000      $19.125(1)(b)    $6,693,750.00     $1,860.86
 par value $.001 per share,
 reserved for future
 issuance under the 1999
 Employee Stock Purchase
 Plan
--------------------------------------------------------------------------------------------
 Totals                         2,325,277   $4.86 -- $19.125   $22,397,271.00     $6,226.44
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Scientific Learning Corporation ("Registrant" or "Company") 1999 Equity Incentive Plan and 1999 Non-Employee Directors' Stock Option Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on September 13, 1999 for shares available for grant pursuant to the 1999 Equity Incentive Plan, 1999 Non-Employee Directors' Stock Option Plan and 1999 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).


                                          2.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Scientific Learning Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                             DESCRIPTION OF SECURITIES

     Not applicable.

                       INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has entered into indemnity agreements with each of its directors and executive officers. The form of indemnity agreement provides that the Company will indemnify against any and all expenses of the director or executive officer who incurred expenses because of his or her status as a director or executive officer, to the fullest extent permitted by the Company's bylaws.

     The Company's certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The certificate of incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (1) for any breach of the directors' duty of loyalty to us or the Company's stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) in respect of certain unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derives any improper personal benefit. The certificate of incorporation also provides that if the Delaware General Corporation Law is amended after the approval by the Company's stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Company's bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers, employees and other agents of the Company to the fullest extent not prohibited by Delaware law. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company has purchased a directors' and officers' liability insurance policy providing coverage up to specified


                                          3.

amounts for losses incurred by the Company, its directors or officers in connection with specified claims against them, including specified claims under state and federal securities laws.

                        EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                              CONSULTANTS AND ADVISORS

     Not applicable.


                                          4.

                                      EXHIBITS

 EXHIBIT
 NUMBER
 5.1        Opinion of Cooley Godward LLP

 23.1       Consent of Ernst & Young LLP, Independent Auditors

 23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement

 24.1       Power of Attorney is contained on the signature pages

 99.1       1999 Equity Incentive Plan and forms of grant thereunder (1)

 99.2 1999 Non-Employee Directors' Stock Option Plan and forms of grant thereunder (2)

 99.3       1999 Employee Stock Purchase Plan and form of offering thereunder.
            (3)

(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-77133) on April 27, 1999, and incorporated herein by reference.

(2) Filed as an exhibit to Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-77133) on May 28, 1999, and incorporated herein by reference.

(3) 1999 Employee Stock Purchase Plan filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-77133) on April 27, 1999, and incorporated herein by reference. Form of offering thereunder filed as an exhibit to Amendment No. 4 to the Form S-1 Registration Statement (Registration No. 333-77133) on July 16, 1999, and incorporated herein by reference.


                                    UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                                          5.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                          6.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, County of Alameda, State of California, on September 15, 1999.

                                        SCIENTIFIC LEARNING CORPORATION

                                        By:  /s/ Frank M. Mattson
                                             -----------------------------------
                                        Frank M. Mattson
                                        Chief Financial Officer, Vice President,
                                        Finance and Secretary



                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheryle J. Bolton and Frank M. Mattson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                          TITLE                       DATE
     /s/ Sheryle J. Bolton            President, Chief Executive      September 15, 1999
   ----------------------------       Officer and Director
   (SHERYLE J. BOLTON)                (Principal Executive
                                      Officer)

                                      Chief Scientific Officer        ___________, 1999
   ----------------------------       and Director
   (DR. MICHAEL M. MERZENICH)

     /s/ Dr. Paula A. Tallal          Executive Vice President        September 15, 1999
   ----------------------------       and Chairman of the Board
   (DR. PAULA A. TALLAL)              of Directors

     /s/ Frank M. Mattson             Chief Financial Officer,        September 15, 1999
   ----------------------------       Vice President, Finance
   (FRANK M. MATTSON)                 and Secretary (Principal
                                      Financial and Accounting
                                      Officer)



                                          7.


     /s/ Carleton A. Holstrom         Director                        September 15, 1999
   ----------------------------
   (CARLETON A. HOLSTROM)

     /s/ Rodman W. Moorhead, III      Director                        September 15, 1999
   ----------------------------
   (RODMAN W. MOORHEAD, III)

     /s/ James E. Thomas              Director                        September 15, 1999
   ----------------------------
   (JAMES E. THOMAS)

     /s/ David A. Tanner              Director                        September 15, 1999
   ----------------------------
   (DAVID A. TANNER)




                                          8.

                                   EXHIBIT INDEX


                                                                      SEQUENTIAL
EXHIBIT                                                                  PAGE
NUMBER                            DESCRIPTION                           NUMBERS
5.1      Opinion of Cooley Godward LLP                                    10

23.1     Consent of Ernst & Young LLP, Independent Auditors               11

23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to     10
         this Registration Statement

24.1     Power of Attorney is contained on the signature pages.            7

99.1     1999 Equity Incentive Plan and forms of grant thereunder (1)     --

99.2     1999 Non-Employee Directors' Stock Option Plan and forms of      --
         grant thereunder (2)

99.3     1999 Employee Stock Purchase Plan and form of offering           --
         thereunder (3)


(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-77133) on April 27, 1999, and incorporated herein by reference.

(2) Filed as an exhibit to Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-77133) on May 28, 1999, and incorporated herein by reference.

(3) 1999 Employee Stock Purchase Plan filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-77133) on April 27, 1999, and incorporated herein by reference. Form of offering thereunder filed as an exhibit to Amendment No. 4 to the Form S-1 Registration Statement (Registration No. 333-77133) on July 16, 1999, and incorporated herein by reference.


                                          9.